UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2011

Landmark Bancorp, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-20878	43-1930755
(Commission File Number)	(I.R.S. Employer Identification Number)

701 Poyntz Avenue, Manhattan, Kansas	66502
(Address of principal executive offices)	(Zip Code)

(785)  565-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders

On May 18, 2011, Landmark Bancorp, Inc. held its annual meeting of stockholders in Manhattan, Kansas.  Of the 2,639,242 shares of common stock eligible to vote at the annual meeting, 2,332,914 shares were represented in person or by proxy, representing approximately 88.4% of the outstanding shares.  The final results of voting on each of the proposals submitted to stockholders at the annual meeting are as follows:

1.  Election of three Class I directors with terms expiring in 2014:

Name	For	Withheld	Broker Non-Votes
Brent A. Bowman	1,447,991	137,577	747,346
Sarah Hill-Nelson	1,463,339	122,229	747,346
David H. Snapp	1,574,991	10,577	747,346

Based on the votes set forth above, the foregoing persons were elected to serve as Class I directors for a term expiring at the annual meeting of stockholders in 2014.

2.  Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011:

For	Against	Abstain	Broker Non-Votes
2,317,137	14,989	788	-

Based on the votes set forth above, the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2011 was ratified by the stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDMARK BANCORP, INC.

Dated: May 20, 2011	By:	/s/ Mark A. Herpich
Mark A. Herpich
Vice President, Secretary, Treasurer
and Chief Financial Officer